EXHIBIT 23.1 -- CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT





           CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report on our audit of the annual financial statements at December 31, 2002 of KleenAir Systems, Inc. dated February 22, 2003, which was included in the filing with the Securities and Exchange Commission of the FORM 10-KSB Annual Report of KleenAir Systems, Inc. for the year ended December 31, 2002



       ACKNOWLEDGMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We acknowledge the incorporation by reference in this Registration Statement On Form S-8 of our report dated May 12, 2003, on our review of the interim quarterly financial statements of KleenAir Systems, Inc. as of and for the quarter ended March 31, 2003, as this report was included in the filing with the Securities and Exchange Commission on FORM 10-QSB for the quarter ended March 31, 2003.



 /s/ Robert Early & Co.
---------------------------------
Robert Early & Company, P.C.

Abilene, TX
May 23, 2003












                              EXHIBIT 23.1